UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2010

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2010, Standard Pacific Corp. (the “Company”) closed its previously announced public offering of $300,000,000 of its 8 3/8% Senior Notes due 2018 (the “Notes”). In connection with the issuance of the Notes, the Company entered into a Fourteenth Supplemental Indenture (the “Fourteenth Supplemental Indenture”), by and among the Company, the subsidiaries of the Company party thereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”), which supplemented the indenture, dated as of April 1, 1999, between the Company and the Trustee (the “Base Indenture”, and as supplemented by the Fourteenth Supplemental Indenture, the “Indenture”), relating to the issuance by the Company of the Notes. The Notes will be general senior obligations of the Company and will be guaranteed by the Guarantors on a senior basis. As described below, the Notes will be secured by a pledge of the equity interests of certain of the Company’s subsidiaries, and the guarantees of the Guarantors will be unsecured, except for one guarantee, which will be secured by the equity interests owned by the applicable Guarantor. The Guarantors are all of the Company’s subsidiaries that have guaranteed the Company’s existing senior notes, except for one subsidiary that does not have any active business operations.

The obligations in respect of the Notes have been designated as “Additional Covered Obligations” pursuant to an Instrument of Joinder (Additional Creditor Representative), dated as of May 3, 2010 (the “Instrument of Joinder”), to the Intercreditor Agreement, dated as of May 5, 2006, among the Company, the Guarantors, Bank of America, N.A., as collateral agent and the representatives of the creditors subject to such Intercreditor Agreement. Consequently, obligations in respect of the Notes, and the guarantees of one of the Guarantors, are secured by a pledge of the stock of certain of the Company’s subsidiaries pursuant to the Pledge Agreement dated as of May 5, 2006, among the Company, the pledgor subsidiaries of the Company party thereto and Bank of America, N.A., as collateral agent.

The Notes will bear interest at a rate of 8 3/8% per year, payable on May 15 and November 15 of each year, beginning on November 15, 2010. The Notes will mature on May 15, 2018, unless earlier repurchased. Holders of the Notes may require the Company to repurchase the Notes if the Company is involved in a “change of control triggering event”, which consists of the occurrence of both a defined change of control and ratings decrease event.

The Notes are being offered and sold pursuant to the Registration Statement on Form S-3 (File Nos. 333-149378) filed with the Securities and Exchange Commission by the Company and the Guarantors, which became effective on March 3, 2008 (the “Registration Statement”).

The foregoing description of the Fourteenth Supplemental Indenture and the Instrument of Joinder are qualified in their entirety by reference to the full texts thereof, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Attached hereto as exhibits are agreements and other information relating to the offering of the Notes pursuant to the Registration Statement. The exhibits are expressly incorporated into the Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Fourteenth Supplemental Indenture, dated as of May 3, 2010, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes and Guarantees.

10.1	Instrument of Joinder (Additional Creditor Representative), dated as of May 3, 2010, between The Bank of New York Mellon Trust Company, N.A. and Bank of America, N.A.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010

STANDARD PACIFIC CORP.

By:	/s/ JOHN M. STEPHENS
Name:	John M. Stephens
Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Fourteenth Supplemental Indenture, dated as of May 3, 2010, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes and Guarantees.

10.1	Instrument of Joinder (Additional Creditor Representative), dated as of May 3, 2010, between The Bank of New York Mellon Trust Company, N.A. and Bank of America, N.A.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).